UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013 (March 5, 2013)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1810 E. Sahara Ave. Suite 111 Las Vegas, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362 Ext. 101

One Broadway, 14th Floor Cambridge, MA	02142

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On March 5, 2013 the registrant’s board of directors appointed the following persons to the executive offices set forth opposite their respective names to hold office until the earlier election and qualification of their respective successors or until their earlier resignation or removal:

Name Maksym Ilin Ruslan Bondariev Alena Chuprakova	Office President; Vice President-Operations and Customer Service Chief Technology Officer; Vice President-Research Comptroller; Treasurer

Each of the persons named above collectively oversee the Company’s operations as a committee of three equal members. Each of them report directly to the Company’s board of directors, but none of them report to another. Maksym Ilin and Alena Chuprakova are the Company’s principal executive officer and the principal financial officer, respectively.

There are no arrangements or understandings between any of the persons named above and any other persons pursuant to which the persons named above were appointed to the offices set forth opposite their respective names. There is no family relationship between the persons named above and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

The registrant has not entered into any transactions with any of the persons named above that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Maksym Ilin, age 29. In exchange for serving as the registrant’s President; Vice President-Operations and Customer Service, pursuant to a non-written agreement, Mr. Ilin receives as compensation, among other things, a base salary of $38,400 per year along with performance based bonuses. From 2008 to present, Mr. Ilin worked served as the registrant’s Director of Customer Service. From 2007 to 2008, Mr. Ilin worked at Astratelecom LLC, an internet service provider located in Ukraine where he served as the Head of the Technical Department and Support.

Ruslan Bondariev, age 35. In exchange for serving as the registrant’s Chief Technology Officer and Vice President-Research, pursuant to a non-written agreement, Mr. Bondariev receives as compensation, among other things, a base salary of $36,000 per year along with performance based bonuses. From October 2010 to present, Mr. Bondarev served as the registrant’s Director of Research and Development. From September 2009 to September 2010, he served as the registrant’s Lead Developer, and from January 2005 to September 2009, Mr. Bondariev served as the registrant’s Director of Development.

Alena Chuprakova, age 29. In exchange for serving as the registrant’s Comptroller and Treasurer, pursuant to a non- written agreement, Ms. Chuprakova receives as compensation, among other things, a base salary of $50,000 per year, along with performance based bonuses.

From March 2012 to present, Ms. Chuprakova served as the registrant’s controller in a non-executive officer capacity. From November 2009 to March 2012, Ms. Chuprakova served as the assistant to the registrant’s chief executive officer. Prior to that time she was enrolled in a short term management program At COGNOS International GmbH, Hamburg, Germany. From September 2007 to September 2008, Ms. Chuprakova served as a Deputy Director at TDI Global, an advertising firm located in Belarus, where she performed management functions.

Item 8.01

Other Events

As of March 01, 2013, the registrant moved it principal executive offices to 1810 E. Sahara Ave. Suite 111 Las Vegas, Nevada 89104.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:

/s/ Maksym Ilin

Maksym Ilin,

President

Dated: March 07, 2013